SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule or Rule 14a-12

Watsco, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 1, 2004

To the shareholders of Watsco, Inc.:

The 2004 Annual Meeting of Shareholders of Watsco, Inc. will be held at the Wyndham Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida, 33133 on Tuesday, June 1, 2004, at 9:30 a.m. local time, for the purpose of considering and voting on the following matters:

(1)  A proposal to elect two members to our Board of Directors to hold office until the 2005 annual meeting of shareholders, to elect one member to our Board of Directors to hold office until the 2006 annual meeting of shareholders and to elect two members to our Board of Directors to hold office until the 2007 annual meeting of shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of common stock and four of whom will be elected by the holders of Class B common stock; and

(2)  The transaction of such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

All holders of record of shares of Watsco, Inc. stock (NYSE: WSO and AMEX: WSOB ) at the close of business on April 9, 2004 are entitled to receive notice of the meeting and to vote at the meeting.

Your attention is directed to the accompanying Proxy statement for further information with respect to the matters to be acted upon at the meeting.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Coconut Grove, Florida

April 29, 2004

This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY STATEMENT

DATE, TIME AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc. of proxies from the holders of our common stock, par value $.50 per share and our Class B common stock, par value $.50 per share for use at our 2004 annual meeting of shareholders to be held at the Wyndham Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida, 33133 on Tuesday, June 1, 2004, at 9:30 a.m. local time or at any adjournment(s) or postponement(s) of the annual meeting.

This proxy statement and the enclosed form of proxy are being mailed to shareholders of common stock and Class B common stock on or about April 29, 2004. Shareholders should review the information provided in this proxy statement in conjunction with our 2003 Annual Report to Shareholders which accompanies this proxy statement. In this proxy statement, we refer to Watsco, Inc. as “Watsco”, “we”, “our” and the “Company.”

Our principal executive offices are located at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.

ABOUT THE MEETING

What is the Date, Time and Place of the Annual Meeting?

Watsco’s 2004 Annual Shareholders’ Meeting will be held on Tuesday, June 1, 2004, beginning at 9:30 a.m., local time, at the Wyndham Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) the election of directors and 2) any other matters that properly come before the meeting. In addition, management will discuss the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only our shareholders of record at the close of business on April 9, 2004, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 22,828,649 shares of common stock outstanding (representing 28,193,499 shares issued less 5,364,850 shares held in treasury) and 3,750,035 shares of Class B common stock outstanding (representing 3,798,298 shares issued less 48,263 shares held in treasury), all of which are entitled to be voted at the annual meeting.

A list of shareholders will be available at our executive offices at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

What are the voting rights of the holders of Watsco common stock and Class B common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of our directors (rounded up to the next whole number), which presently equates to three directors. Holders of Class B common stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of our directors (rounded down to the next whole number), which presently equates to six directors. Due to a vacancy that will exist on the board after the annual meeting, the board will consist of eight members. See summary of Business Matters to be Voted On under “Election of Directors.”

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 22,828,649 shares of common stock outstanding and 3,750,035 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting.

As of the record date, our directors and executive officers and entities affiliated with these persons owned (i) common stock representing 3.4% of the outstanding shares of common stock and (ii) Class B common stock representing 84.7% of the outstanding shares of Class B common stock, together representing 59.3% of the aggregated combined votes of common stock and Class B common stock entitled to be cast at the annual meeting. Such persons and entities represent a majority of the combined voting power of the outstanding shares of stock on the record date and thus constitute a quorum and have informed us that they intend to vote all of their shares of common stock and Class B common stock in favor of all proposals set forth in the proxy statement.

What vote is required to approve each item?

For purposes of electing directors at the annual meeting, the nominees receiving the greatest numbers of votes of common stock and Class B common stock, voting as separate classes to the extent they are entitled to vote on a nominee shall be elected as directors. The affirmative vote of a majority of votes of common stock and Class B common stock present, in person or by proxy at the annual meeting and voting together as a single class, is required for the approval of any other matter that may be submitted to a vote of our shareholders.

Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock and Class B common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast “for” or “against” any given matter. If less than a majority of the combined voting power of the outstanding shares of common stock and Class B common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What are the Board’s recommendations?

Watsco’s board of directors recommends a vote FOR the election of the respective nominees for director named in this proxy statement.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) FOR the election of the respective nominees for director named in this proxy statement and (b) in accordance with the recommendation of Watsco’s Board of Directors, FOR or AGAINST all other matters as may properly come before the annual meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

You can vote in any of the following ways.

To vote by mail:

•	Mark, sign and date your proxy card; and

•	Return it in the enclosed envelope.

To vote in person if you are a registered shareholder:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

To vote in person if you hold in “street name:”

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, either in person at the annual meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the annual meeting.

Who pays for costs relating to the proxy statement and annual meeting of shareholders?

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card is to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

STOCK OWNERSHIP

Who are the largest owners of our stock? How much stock do our directors and executive officers own?

The following table shows information regarding the beneficial ownership of our common stock and Class B common stock for the following:

(i)	each shareholder known by us to beneficially own more than 5% of any class of our voting securities,

(ii)	each of our directors and director nominees,

(iii)	each executive officer named in the Summary Compensation Table in “Executive Compensation,” and

(iv)	all directors and executive officers as a group.

The table also shows, in the final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law. All information is as of the record date.

Name and Address of Beneficial Owners(1)	Common Stock Beneficially Owned(2)		Class B Stock Beneficially Owned(2)		Combined Percent of Voting Securities(2)
	Shares	Percent	Shares	Percent
Shareholders owning more than 5% of any class of common stock:
Merrill Lynch & Co., Inc.(3)	1,941,385	8.5%	—	—	3.2%
Columbia Wanger Asset Management, L.P.(4)	1,625,000	7.1	—	—	2.7
Barclays Global Investors, NA(5)	1,408,197	6.2	—	—	2.3
Earnest Partners, LLC(6)	1,383,615	6.1	—	—	2.3
Dimensional Fund Advisors, Inc.(7)	1,382,129	6.1	—	—	2.3
Alna Capital Associates(8)	240,277	1.1	1,524,301	40.6%	25.7

Directors and executive officers:
Albert H. Nahmad(9)	532,941	2.3%	4,454,773	86.5%	60.7%
Barry S. Logan(10)	253,495	1.1	140,000	3.7	2.7
Terrence C. Kelly(11)	70,607	*	70,000	1.9	1.3
Bob L. Moss(12)	80,266	*	—	—	*
Ana M. Menendez(13)	73,672	*	—	—	*
Paul F. Manley(14)	68,123	*	1,255	*	*
Cesar L. Alvarez(15)	45,313	*	—	—	*
Victor Lopez(16)	30,000	*	—	—	*
William E. Graham(17)	4,000	*	—	—	*
Sherwood M. Weiser(18)	14,333	*	—	—	*
Frederick H. Joseph(19)	13,333	*	—	—	*
George P. Sape(20)	6,667	*	—	—	*
All directors and executive officers as a group (12 persons)(21)	1,192,750	5.1%	4,666,028	89.0%	63.3%

*	Less than 1%.
(1)	Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is c/o Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.
(2)	Percentages are based on 22,828,649 shares of common stock and 3,750,035 shares of Class B common stock issued and outstanding as of the record date. The number and percentage of shares beneficially owned is determined in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable rules of the Securities and Exchange Commission, although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of, exchange, or conversion of options or other rights, and the Class B common stock is immediately convertible into common stock on a one-for-one basis, the number of shares set forth opposite each shareholder’s name does not include shares of common stock issuable upon conversion of our Class B common stock.
(3)	Based on Amendment No. 5, dated January 27, 2004, to Schedule 13G. The address of Merrill Lynch & Co., Inc. (On behalf of Merrill Lynch Investment Managers (“MLIM”), an investment adviser, is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381.
(4)	Based on Schedule 13G filed on February 13, 2004. The address of Columbia Wanger Asset Management L.P., an investment adviser, is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(5)	Based on Schedule 13G filed on February 17, 2004. Barclays Global Investors, NA is a bank as defined in section 3 (a)(6) of the Act (15 U.S.C. 78c). Consists of (i) 1,012,005 shares of common stock beneficially owned by Barclays Global Investors, NA and (ii) 396,192 shares of common stock beneficially owned by Barclays Global Fund Advisors, an investment adviser. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105.
(6)	Based on Schedule 13G filed on February 6, 2004. The address of Earnest Partners, LLC, an investment adviser, is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309.
(7)	Based on Amendment, dated February 6, 2004, to Schedule 13G. The address of Dimensional Funds Advisors Inc., an investment adviser, is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(8)	Alna Capital Associates (“Alna Capital”) is a New York limited partnership of which Mr. Nahmad owns a 43% interest and is the sole general partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.
(9)	Includes shares indicated as beneficially owned by Alna Capital. See footnote (8) above. The number of shares of common stock indicated also includes (i) 271,971 shares directly owned; and (ii) 20,693 shares owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (“Profit Sharing Plan”). The number of shares of Class B common stock indicated includes (i) 716,528 shares directly owned; (ii) 813,944 shares issued under Restricted Stock Agreements; (iii) 1,300,000 shares issuable upon exercise of presently exercisable options granted pursuant to our Third Amended and Restated 1991 Stock Option Plan (“1991 Plan”); and (iv) 100,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Incentive Compensation Plan (“2001 Plan”).
(10)

The number of shares of common stock indicated includes (i) 18,640 shares directly owned; (ii) 88,750 shares issued pursuant to Restricted Stock Agreements; (iii) 1,730 shares owned pursuant to the Profit Sharing Plan; and (iv) 144,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B common stock indicated includes (i) 50,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; (ii) 20,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan; and (iii) 70,000 shares issued under Restricted Stock Agreements.
(11)	The number of shares of common stock indicated includes (i) 44,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; (ii) 25,000 shares owned pursuant to Restricted Stock Agreements; and (iii) 1,107 shares owned pursuant to the Profit Sharing Plan. The number of shares of Class B common stock indicated includes (i) 20,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan; and (ii) 50,000 shares issued pursuant to a Restricted Stock Agreement.
(12)	The number of shares of common stock indicated includes (i) 56,016 shares directly owned; (ii) 4,000 shares owned by Mr. Moss’s spouse; and (iii) 13,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 6,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(13)	The number of shares of common stock indicated includes (i) 672 shares owned pursuant to the Profit Sharing Plan; (ii) 35,000 shares issued pursuant to Restricted Stock Agreements; (iii) 32,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 6,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(14)	The number of shares of common stock indicated includes (i) 1,248 shares owned by a trust; (ii) 13,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan and held by a trust; and (iii) 53,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan and held by a trust. The number of shares of Class B common stock indicates shares owned by a trust.
(15)	The number of shares of common stock indicated includes (i) 25,313 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (ii) 20,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(16)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(17)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(18)	The number of share of common stock indicated includes (i) 1,000 shares directly owned; and (ii) 13,333 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(19)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(20)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(21)	Includes shares beneficially owned by directors and executive officers, as described in footnotes (8)-(20).

Compliance with Section 16(a) of the Securities Exchange Act of 1934—Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the Securities and Exchange Commission (SEC), the New York Stock Exchange and the American Stock Exchange. Officers, directors and shareholders owning greater than ten percent of our common stock or Class B common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of these forms received, the absence of a Form 3, 4, or 5 or representations from certain reporting persons that no Form 5 was required, we believe that all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2003, except that there were inadvertent failures to submit timely reports of the annual award issuances of common stock to Messrs. Alvarez, Manley and Moss and Ms. Menendez of 30,000, 3,375, 3,375 and 25,000 shares, respectively, which awards were filed on Form 4, on April 29, 2003, January 13, 2004, January 21, 2004 and January 12, 2004, respectively, issuances of awards of common stock to Messrs. Joseph, Sape and Weiser of 20,000 shares each in connection with their appointment to the Board of Directors which awards were filed on Form 5 on February 12, 2004 for Messrs. Joseph and Weiser and on Form 4 on January 12, 2004 for Mr. Sape and 2,000 shares of common stock gifted by Mr. Moss to his children which were filed on Form 5, as amended, on April 26, 2004.

SUMMARY OF BUSINESS MATTERS TO BE VOTED ON

Item 1.

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide that our Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years. Upon election at the annual meeting, Mr. Bob L. Moss and Mr. Frederick H. Joseph, who were previously elected to serve terms expiring at the 2004 annual meeting of shareholders, will serve terms expiring at the 2005 annual meeting of shareholders or until their successors have been duly elected and qualified. Upon election at the annual meeting, Mr. George P. Sape, who was appointed as a director in November 2003 to fill a vacancy left by the death of Mr. Roberto Motta, will serve a term expiring at the 2006 annual meeting of shareholders or until his successor has been duly elected and qualified. Upon election at the annual meeting, Mr. Cesar L. Alvarez and Mr. Albert H. Nahmad, who were previously elected to serve terms expiring at the 2005 annual meeting of shareholders, will serve terms expiring at the 2007 annual meeting of shareholders or until their successors have been duly elected and qualified.

The Board of Directors will have a vacancy resulting from Mr. William E. Graham not standing for re-election to the Board upon the end of his term in June 2004. Our Nominating & Strategy Committee will determine whether a suitable candidate is available to fill the vacancy and, if such a candidate is located, the Board of Directors may appoint this candidate to fill the vacancy at a later date in accordance with the Company’s Bylaws.

Mr. Joseph has been nominated as the director to be elected at the annual meeting by the holders of common stock voting separately as a class and proxies will be voted for Mr. Joseph absent contrary instructions. Mr. Joseph has served as a director since June 2003.

Four directors are to be elected at the annual meeting by the holders of Class B common stock voting separately as a class. Messrs. Alvarez, Moss, Nahmad and Sape have been nominated as directors to be elected by the holders of Class B common stock and proxies will be voted for Messrs. Alvarez, Moss, Nahmad and Sape absent contrary instructions. Messrs. Alvarez, Moss and Nahmad have served as directors since 1997, 1992 and 1973, respectively.

Each nominee has consented to serve as a director; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

MANAGEMENT AND THE BOARD OF DIRECTORS

Who are the directors and executive officers of the Company?

Name	Age	Position with the Company
Albert H. Nahmad	63	Chairman of the Board and President
Terrence C. Kelly	61	Executive Vice President
Barry S. Logan	41	Senior Vice President and Secretary
Ana M. Menendez	39	Chief Financial Officer and Treasurer
Cesar L. Alvarez	56	Director
William E. Graham	51	Director
Frederick H. Joseph	67	Director
Victor Lopez	53	Director
Paul F. Manley	67	Director
Bob L. Moss	56	Director
George P. Sape	59	Director
Sherwood M. Weiser	73	Director

ALBERT H. NAHMAD has served as our Chairman of the Board and President since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, a New York limited partnership, which is a shareholder of the Company.

TERRENCE C. KELLY has served as Executive Vice President since February 2002. From 2000 to 2002, Mr. Kelly served as Vice President—Operations having served as Group Vice President in 1999 and 2000. From 1997 to 1999, Mr. Kelly served as President of Baker Distributing Company, one of our largest operating subsidiaries.

BARRY S. LOGAN has served as our Senior Vice President since November 2003. Mr. Logan served as Vice President—Finance/CFO and Secretary from 1997 to October 2003 and as Treasurer from 1996 to 1998. Mr. Logan is a certified public accountant.

ANA M. MENENDEZ has served as our Chief Financial Officer since November 2003, as Treasurer from 1998 to October 2003 and as Assistant Secretary since 1999. Ms. Menendez is a certified public accountant.

CESAR L. ALVAREZ has been a director since 1997. Mr. Alvarez has served as the President and Chief Executive Officer of the international law firm of Greenberg Traurig, P.A. since 1997. Prior to that time, Mr. Alvarez practiced law at Greenberg Traurig, P.A. for over 20 years. Mr. Alvarez also serves as a director of Pediatrix Medical Group, Inc. and Atlantis Plastics, Inc.

WILLIAM E. GRAHAM has been a director since 2002. Mr. Graham has served as the President and Chief Executive Officer of the Graham Companies, a privately held residential and commercial property management company, and other business interests in Florida and Georgia since 1987.

FREDERICK H. JOSEPH has been a director since June 2003. Mr. Joseph has been a Managing Director of Morgan Joseph & Co. Inc., an investment banking firm, since 2001. From 1998 to 2001, Mr. Joseph served as Senior Advisor and Managing Director of ING Barings LLC, an investment banking firm. Mr. Joseph serves as a director of American Biltrite Inc. Mr. Joseph is subject to a 1993 consent decree with the SEC that bars him from being chairperson, chief executive officer or president of any broker, dealer, municipal securities dealer, investment adviser or investment company.

VICTOR LOPEZ has been a director since 2001. Mr. Lopez is the Divisional Vice President of Hyatt Hotels and Resorts and has served in various other capacities during the past 25 years at Hyatt.

PAUL F. MANLEY has been a director since 1984. Mr. Manley served as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

BOB L. MOSS has been a director since 1992. Mr. Moss is President of Bob L. Moss & Associates, Inc., a consulting firm specializing in construction management and development. Mr. Moss previously served as Chairman of the Board and Chief Executive Officer of Centex Construction Group from 2000 to 2002, the largest domestic general building contractor in the nation. From 1986 to December 1999, Mr. Moss served as Chairman of the Board and Chief Executive Officer of Centex-Rooney Construction Company, Inc., Florida’s largest contracting organization.

GEORGE P. SAPE was appointed as a director in November 2003 to fill the vacancy left following the death of Mr. Roberto Motta. Mr. Sape, has been the Managing Partner of Epstein Becker and Green, P.C., a New York-based law firm, since 1986. Mr. Sape previously served as Vice President and General Counsel for Organizations Resources Counselors, Inc., a consulting services provider to a number of Fortune 500 companies and has served as counsel or as an advisor to various congressional committees related to labor, education and public welfare. Mr. Sape also serves on the Board of the University of Colorado School of Business.

SHERWOOD M. WEISER has been a director since June 2003. Mr. Weiser has served as the Chairman and CEO of the Continental Companies and its affiliated companies, a privately held hotel company, since 1972. During this time, Mr. Weiser developed, owned and/or operated over 85 hotels throughout the United States, the Caribbean and Latin America. Mr. Weiser serves on the Board of Trustees of the University of Miami and as Chairman of the Board of Directors of the Performing Arts Center Foundation of Greater Miami. Mr. Weiser also serves as a director of Mellon United National Bank, Wyndham International and Interstate Hotels & Resorts.

Our Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. The number of members comprising the Board of Directors presently is nine, three of whom are common stock directors and six of whom are Class B common stock directors. Due to a vacancy that will exist on the board after the annual meeting, the board will consist of eight members, three of whom were elected by the holders of our common stock and five of whom were elected by the holders of our Class B common stock. Messrs. Graham (Class B), Joseph (common) and Moss (Class B) serve until the 2004 annual meeting of shareholders. Messrs. Alvarez (Class B), Nahmad (Class B) and Weiser (common) serve until the 2005 annual meeting of shareholders. Messrs. Lopez (common), Manley (Class B), and Sape (Class B) serve until the 2006 annual meeting of shareholders. If the directors nominated for election are elected by the holders of our common stock and Class B common stock, Messrs. Joseph, Moss and Weiser will serve until the 2005 annual meeting of shareholders, Messrs. Lopez, Manley and Sape will serve until the 2006 annual meeting of shareholders and Messrs. Nahmad and Alvarez will serve until the 2007 annual meeting of shareholders. See Summary of Business Matters to be Voted On under “Election of Directors.”

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

How often did the Board meet during fiscal 2003?

During the fiscal year ended December 31, 2003, our Board of Directors took action by unanimous written consent one time and held seven meetings. During 2003, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on these committees. Watsco’s Corporate Governance Guidelines provide that all directors should make every effort to attend meetings of Watsco’s shareholders. In 2003, eight of our incumbent directors attended the annual shareholders’ meeting.

What committees has the Board established?

The Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating & Strategy Committee. Until April 26, 2004, the Company also maintained a Stock Option Committee. The former duties of the Stock Option Committee have been assumed by the Compensation Committee as of that date.

Audit Committee

During 2003, Messrs. Manley, Moss and Lopez were the members of the Audit Committee. In February 2004, Mr. Sape was appointed to the Audit Committee. All Audit Committee members are independent as required by applicable listing standards of the New York Stock Exchange, American Stock Exchange, Sarbanes-Oxley Act of 2002, and applicable SEC rules. The committee held six meetings during 2003. All Audit Committee members possess the required level of financial literacy as defined in the Audit Committee Charter and Mr. Manley, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations and meets the current standard of requisite financial management expertise as required by NYSE, AMEX and applicable SEC rules and regulations.

The Audit Committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the selection and qualifications of our independent auditors, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our Board of Directors have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by our internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter complies with applicable NYSE, AMEX and SEC rules and regulations. A copy of the charter is attached to this proxy statement as Appendix A and is also available on the Company’s web site www.watsco.com. The charter is available in print to any shareholder who requests it in writing to the Company’s Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

Ernst & Young LLP, our independent auditors, report directly to the Audit Committee.

The Audit Committee has adopted procedures for dealing with reported violations of Watsco’s Employee Code of Business Ethics and Conduct and Code of Conduct for Senior Executives to enable confidential and anonymous reporting of improper activities directly to the Audit Committee. See “Employee Code of Business Ethics and Conduct” section for further information.

Please refer to the Audit Committee Report, which is set forth in this proxy statement, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2003.

The audit committee charter attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Compensation Committee

During 2003, the members of the Compensation Committee were Messrs. Manley and Graham, which held four meetings. In February 2004, Mr. Lopez was appointed to the Compensation Committee. Effective April 2004, Mr. Graham is no longer a member of the Compensation Committee. All members of the Compensation Committee are independent as required by applicable listing standards of the NYSE, AMEX, Sarbanes-Oxley Act of 2002, and applicable SEC Rules. The Compensation Committee reviews and determines the compensation of our executive officers and administers with respect to our executive officers our 2001 Incentive Compensation Plan and Employee Stock Purchase Plan. The Compensation Committee operates under a formal charter that governs its duties and conduct. The Compensation Committee complies with applicable NYSE, AMEX and SEC rules and regulations. A copy of the charter is attached to this proxy statement as Appendix B and is also available on the Company’s web site www.watsco.com. The charter is available in print to any shareholder who requests it in writing to the Company’s Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

Please refer to the Compensation Committee Report which is set forth in this proxy statement, for a further description of our Compensation Committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to Watsco’s executive officers for 2003.

The Compensation Committee charter attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Nominating & Strategy Committee

During 2003, the members of the Nominating & Strategy Committee were Messrs. Alvarez and Nahmad. We have elected to apply the exemption related to a controlled company provided by the NYSE and the AMEX which allows a company that has more than 50% of the voting power held by an individual (Mr. Nahmad has a combined voting power of 52% as of record date) be exempted from complying with rules requiring that only independent directors comprise our Nominating & Strategy Committee or adopt a charter. The Nominating & Strategy Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members and (c) recommending nominees. Shareholders may also make recommendations for director nominations by sending a letter to the Nominating & Strategy Committee, or may make a nomination by complying with the notice procedures set forth in the Company’s By-laws and in accordance with the procedures set forth under “Information Concerning Shareholder Proposals” set forth in this proxy statement. The Nominating & Strategy Committee met one time during 2003.

When identifying, evaluating and considering potential candidates for membership on the Company’s Board, including those who might be recommended or nominated by shareholders, the Nominating & Strategy Committee considers relevant educational, business and industry experience and demonstrated character and judgment. Further information related to the Nominating & Strategy Committee is included in the Corporate Governance Guidelines included in Appendix C.

Stock Option Committee

During 2003, Messrs. Moss and Weiser were the members of the Stock Option Committee, which took action by unanimous written consent seven times. In February 2004, Mr. Joseph was appointed to the stock option committee. The Stock Option Committee administered with respect to all of our employees, excluding our executive officers, our stock option plans and had the power and authority to (a) determine the persons to be awarded options and the terms thereof pursuant to the terms of the plans and (b) construe and interpret our stock option plans. On April 26, 2004, the Stock Option Committee was discontinued and its duties and responsibilities have been assumed by the Compensation Committee.

What are the Company’s Independence Standards for Board Service?

The Board of Directors has adopted independence guidelines for non-management directors to serve on the Board of Directors. Each non-management director satisfies the standards adopted. A copy of our independence guidelines is included along with the Corporate Governance Guidelines attached to this proxy statement as Appendix C and is also available on our web site www.watsco.com, under the caption “Governance” in the Investor Relations section.

The Corporate Governance Guidelines attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Who are the Presiding Directors and how may they be contacted?

The Board of Directors has designated either Paul Manley or Cesar Alvarez (on an alternating basis) as the “presiding director” as that term is defined in Section 303A.03 of the NYSE Listed Company Manual and Section 121A of the AMEX Company Guide. Shareholders or other interested parties wishing to communicate with our board of directors can call 800-4-WATSCO in the United States and request to leave a message for the presiding director. You may also contact the presiding director by e-mail at presidingdirector@watsco.com or by going to the Company’s web site at www.watsco.com under the caption “Governance—Presiding Director.” Regardless of the method you use, the presiding director will be able to view your unedited message. The presiding director will determine whether to relay your message to other members of the board.

How are directors compensated?

There are no arrangements or understandings with respect to the selection of officers or directors. We pay each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburse directors for their expenses in connection with their activities as directors. In connection with his role as Audit Committee Chairman, Mr. Manley received an annual fee of $70,000 in 2003 and is reimbursed for expenses associated with the performance of these activities. Effective October 2003, Mr. Manley’s fee was increased to $25,000 per quarter or $100,000 on an annual basis. Our directors are also eligible to receive stock options under our 2001 Incentive Compensation Plan at the discretion of our Compensation Committee. During 2003, Messrs. Alvarez, Manley and Moss each received a stock option grant of 20,000, 3,375 and 3,375 shares, respectively. Also during 2003, Messrs. Joseph, Sape and Weiser each received a stock option grant of 20,000 shares in connection with their appointment to the Board of Directors.

Our Internet website and the information contained therein, other than material expressly referred to in this proxy statement, or connected thereto are not incorporated into this proxy statement.

AUDIT COMMITTEE MATTERS

Audit Committee’s Pre-Approval and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP, our independent auditors. The independent auditors report directly to the Audit Committee. As part of their responsibility, the Committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by the independent auditor. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the independent auditor for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Ernst & Young LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

Audit Services consist of services rendered by an external auditor for the audit of the Company’s annual consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and reviews of financial statements included in Form10-Qs, and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Services consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent auditor for additional services or additional effort not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

Audit and Non-Audit Fees

The table below summarizes the fees billed by our independent certified public accountant, Ernst & Young LLP for the fiscal years ended December 31, 2003 and 2002.

Year	Audit	Audit Related	Tax	All Other	Total
2003	$540,300	$47,200	$164,000	—	$751,500
2002	$386,010	$10,000	$388,865	—	$784,875

Audit fees represent fees for professional services rendered for the audit of our annual consolidated financial statements and the reviews of the interim financial statements included in our Forms 10-Q. The audit fees billed in 2003 include $61,000 of additional billings related to the 2002 audit. Audit-related fees represent professional services related to the audit of the Watsco, Inc. 401(k) Profit Sharing and Retirement Plan and due diligence procedures performed in connection with the acquisitions made in 2003.

Tax fees represent professional services related to tax compliance and consulting.

The Audit Committee has considered the compatibility of the provision of services covered by the two preceding paragraphs with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

The Audit Committee annually reviews the performance of the independent auditors and the fees charged for their services.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Board of Directors, in its business judgment, has determined that each current member of the Audit Committee is “independent”, as required by applicable listing standards of the New York Stock Exchange, American Stock Exchange and the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In response to the changing regulatory and business environment, upon recommendation of the Audit Committee, on April 26, 2004, the Board of Directors unanimously approved adoption of the revised Audit Committee Charter which is attached to this proxy statement as Appendix A.

In this context, the Audit Committee has met and held discussions with management and the Company’s internal and independent auditors. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and management, including matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE:

Paul F. Manley, Chairman

Bob L. Moss

Victor Lopez

George P. Sape

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 2003, 2002 and 2001, the aggregate compensation paid to our Chief Executive Officer and each of our other executive officers (our “Named Executive Officers”) whose total annual salary and bonus for the 2003 fiscal year was $100,000 or more.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation(1)		Restricted Stock Awards(2)		Securities Underlying Stock Options	All Other Compensation(3)
Albert H. Nahmad Chief Executive Officer	2003 2002 2001	$ $ $	843,586 749,630 769,024	$ $	1,250,000 1,250,000 —	$ $	70,744 95,242 —	$ $ $	4,288,496 241,696 1,300,000	— — 100,000	$ $ $	3,000 3,000 2,542

Terrence C. Kelly Executive Vice President	2003 2002 2001	$ $ $	347,985 321,444 381,430	$ $	225,000 200,000 —		— — —	$	— — 605,000	— — 50,000	$ $ $	3,000 3,000 2,542

Barry S. Logan Senior Vice President and Secretary	2003 2002 2001	$ $ $	301,427 275,366 261,565	$ $	175,000 150,000 —		— — —	$	— — 580,000	— — 50,000	$ $ $	3,000 3,000 2,542

Ana M. Menendez Chief Financial Officer and Treasurer	2003 2002 2001	$ $ $	137,055 132,706 117,388	$ $ $	50,000 50,000 50,000		— — —	$ $	219,500 — 124,500	15,000 — 15,000	$ $ $	2,823 2,754 2,513

(1)	For Mr. Nahmad, other annual compensation in 2003 includes $25,151 related to use of our aircraft pursuant to his employment agreement and $45,593 relates to health and life insurance benefits paid by our Company. For Messrs. Kelly and Logan and Ms. Menendez, other annual compensation, including such perquisites, does not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus for any of the years reported.
(2)	In 2003, Mr. Nahmad was awarded 222,152 shares of restricted Class B common stock pursuant to the performance goals included in Mr. Nahmad’s employment agreement and Ms. Menendez was awarded 10,000 shares of restricted common stock pursuant to her annual performance incentive. At December 31, 2003, the aggregate value of all shares of restricted stock held by Messrs. Nahmad, Kelly and Logan and Ms. Menendez was $16,190,712, $1,718,250, $3,167,288 and $795,550, respectively. Significant restriction periods apply to these awards of restricted stock. With regard to restricted stock grants made in 2003 to Mr. Nahmad and Ms. Menendez, such restrictions, absent the individuals’ death or disability or a change in control of the Company, lapse in 10 years and 22 years, respectively. Individuals are entitled to voting rights and to receive dividends on restricted stock awards. The amounts shown in the table above reflect the market value at date of grant, as required by SEC rules.
(3)	These amounts represent our contribution to the Profit Sharing Plan. The Profit Sharing Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

OPTION GRANTS IN FISCAL YEAR 2003

The following table sets forth certain information concerning grants of stock options made during 2003 to the Named Executive Officer. All options are granted at exercise prices equal to fair market value.

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2003(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Ana M. Menendez	15,000	3.9%	$21.95	11/03/13	$226,122	$555,086

(1)	Represents options to purchase common stock. These options vest in equal installments over a five year period and remain exercisable until the tenth anniversary of the grant. The exercise price is equal to the closing price of Watsco common stock on the New York Stock Exchange on the date of grant.
(2)	In 2003, total options granted to employees were 384,500 shares of common stock.
(3)	The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set forth by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the market price of the common stock.

The following table sets forth certain information concerning stock options exercised in 2003 by the Named Executive Officers and unexercised stock options held by them as of December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name	Number of Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options Held at Fiscal Year End		Value of Unexercised In-the- Money Options at Fiscal Year End ($)(5)
			Exercisable(3)	Unexercisable(4)	Exercisable	Unexercisable
Albert H. Nahmad	202,500	$2,974,725	1,400,000	—	$14,307,250	$—
Terrence C. Kelly	—	—	54,500	50,000	$544,935	$638,100
Barry S. Logan	—	—	199,375	60,000	$2,104,394	$764,775
Ana M. Menendez	—	—	38,000	32,000	$348,433	$203,780

(1)	Represents shares of common stock for Mr. Nahmad.
(2)	Value is calculated by multiplying the difference between the market price and exercise price on the date of the exercise of the option and the number of common stock acquired upon exercise of the option.
(3)	Represents options as to 1,400,000 shares of Class B common stock for Mr. Nahmad, 34,500 shares of common stock and 20,000 shares of Class B common stock for Mr. Kelly, 129,375 shares of common stock and 70,000 shares of Class B common stock for Mr. Logan and common stock for Ms. Menendez.
(4)	Represents options as to 20,000 shares of common stock and 30,000 shares of Class B common stock for Mr. Kelly, 30,000 shares of common stock and 30,000 shares of Class B common stock for Mr. Logan and common stock for Ms. Menendez.
(5)	The closing price of our common stock and Class B common stock on December 31, 2003 was $22.73 and $23.00, respectively. Value is calculated by multiplying (a) the difference between the closing sales price and the option exercise price by (b) the number of shares of common stock or Class B common stock underlying the option.

What other compensation arrangements does the Company have with its executive officers?

Employment Agreement

Effective January 1, 2004, we amended and renewed an employment agreement with Mr. Nahmad, dated January 31, 1996. Under the terms of the employment agreement, Mr. Nahmad shall be employed as our President and Chairman of the Board at an annual salary of not less than $850,000 and is entitled to an annual incentive award in accordance with the 2001 Incentive Compensation Plan. A portion of Mr. Nahmad’s compensation is determined in accordance with an incentive plan which is attached to and incorporated in his employment agreement. The incentive plan operates such that in each year in which Mr. Nahmad’s employment agreement is in effect, not later than 90 days after the end of the prior year, the Compensation Committee and Mr. Nahmad will mutually agree upon the performance based compensation which Mr. Nahmad will earn for the applicable year, if we achieve agreed upon benchmarks which are incorporated into the employment agreement via annual amendments. The benchmarks are measured by reference to either income before taxes, net income, earnings per share or common stock price. The incentive plan is administered by the Compensation Committee.

Life Insurance Arrangements

Messrs. Nahmad and Logan participated in reverse split dollar life insurance arrangements which provided the Company limited interests in the insurance policies, including death benefits plus any prepaid and unearned premiums. Under the insurance arrangements, Messrs. Nahmad and Logan retained all incidents of ownership in excess of the Company’s limited interests. In April 2004, the Company, Mr. Nahmad and Mr. Logan terminated these insurance arrangements whereby the Company has no further obligation or benefits under the policies. The Company received payments of $1,224,381 from Mr. Nahmad and $58,935 from Mr. Logan, representing a return of unearned premiums related to the policies. In consideration of Watsco’s cessation of its obligations under the insurance arrangements, the Compensation Committee granted Messrs. Nahmad and Logan 110,000 and 20,000 shares of restricted Class B common stock, respectively, issued out of the 2001 Incentive Compensation Plan.

Key Executive Deferred Compensation Agreement

The Company entered into a Key Executive Deferred Compensation Agreement on January 31, 1983 with Mr. Nahmad that provides benefits to Mr. Nahmad or his family upon disability, death or retirement or upon change in control of the Company. The minimum monthly benefit payable under the plan is based on Mr. Nahmad’s length of service to age 65 and is the lesser of one-twelfth (1/12) of 10% of (i) $727,000 plus certain amounts accrued for each year of service, or (ii) his maximum annual salary prior to the event triggering payment of benefits. The estimated minimum annual benefits payable to Mr. Nahmad upon retirement at age 65 and the service to us that will have been completed by him are $72,700 and 33 years, respectively.

Were there any issues regarding compensation committee interlocks and insider participation during 2003?

The membership of the Compensation Committee of our Board of Directors in 2003 consisted of Messrs. Manley and Graham. In February 2004, Mr. Lopez was appointed to the Compensation Committee. Effective April 2004, Mr. Graham is no longer a member of the Compensation Committee. There were no Compensation Committee interlocks during the 2003 fiscal year.

Report of the Compensation Committee on Compensation of Executive Officers of the Company

The following represents the Report of the Compensation Committee relative to executive compensation:

The Company’s executive compensation programs are based on three components: base salary, annual incentives and long-term compensation; each intended as an important piece of the overall compensation philosophy.

Base salary is used to attract and retain the Company’s key executives and is calculated using comparisons with the Company’s industry competitors and/or companies of similar market value. Salaries are reviewed by the Compensation Committee on an annual basis.

Annual incentives are a significant component of executive compensation, reflecting the Company’s belief that management’s contribution to long-term shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company. The Company’s Chief Executive Officer has an annual incentive opportunity based upon the increase in the earnings per share and stock price or, in earlier years, the pre-tax earnings of the Company. By its extensive reliance on this incentive compensation system, which has been employed by the Company for the Chief Executive Officer for more than ten years, the Company links a substantial portion of the Chief Executive Officer’s annual pay directly to profits. As a result of this approach, the Company’s Chief Executive Officer’s total compensation is likely to vary from year to year more significantly than the pay of executives of many of the Company’s competitors. This philosophy is essential to an entrepreneurial business such as the Company’s business. Certain other executive officers and employees have their pay levels set primarily in relation to comparisons to similar executives of competitors, with additional annual incentives based on the attainment of specific objectives supporting the overall goals of the Company.

As discussed in more detail below, Mr. Nahmad and other key executives of the Company received a significant portion of their total compensation through incentive and other forms of long-term compensation. Effective January 1, 2004, the Compensation Committee renewed and amended the employment agreement between the Company and Mr. Nahmad.

In order to promote an increase in net worth of the Company, maximize the return to shareholders and effectively motivate senior management, the executive compensation philosophy of the Company has been to link compensation with Company performance. Therefore, Mr. Nahmad has received 50% of his aggregate cash compensation during the last three years from incentives. The Committee believes that this represents evidence of the strong and explicit link between executive compensation and the creation of long-term shareholder value.

In terms of long-term compensation, management incentives generally are provided to the Company’s executives through grants of stock options and awards of restricted stock to retain and motivate executives to improve the Company’s stock value. Stock options have been granted at an exercise price equal to the closing price of the Company’s common stock or Class B common stock as reported by the New York Stock Exchange and the American Stock Exchange, respectively, on the day prior to the date of grant. Accordingly, grants of stock options produce value only if there are increases in the underlying stock price. The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a 401(k) plan for all of its employees employed for at least one year.

The Company provides certain executives awards of restricted stock that are designed to focus such executives on the long-term performance of the Company for the duration of their careers. Grants of restricted stock are subject to forfeiture until certain specified events occur (generally, the employees’ retirement age, death, disability or a change in control). These features result in the Company’s ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. During 2003, Mr. Nahmad was granted 222,152 shares of restricted Class B common stock in accordance with his employment agreement.

Decisions with regard to compensation of the Company’s executives are made by the members of the Compensation Committee, which has meetings at least once a year and is called upon to meet more often when the need arises. Each member of the Compensation Committee is a non-employee director. The executive compensation practices of the Company are constantly re-evaluated to ensure their relevance, their support of the strategic goals of the Company and their contribution to the creation of long-term shareholder value.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a public company’s deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company’s shareholders.

COMPENSATION COMMITTEE:

Paul F. Manley, Chairman

Victor Lopez

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	Equity Compensation Plan Information(4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,342,426	(1)	$12.99	1,675,281	(3)
Equity compensation plans not approved by security holders	(2)		—	—

Total	3,342,426		$12.99	1,675,281

(1)	Comprised of 1,792,426 shares of common stock and 1,550,000 shares of Class B common stock.
(2)	Does not include 183,750 shares of restricted common stock and 505,000 shares of restricted Class B common stock granted to certain employees of the Company prior to the adoption of the 2001 Incentive Compensation Plan.
(3)	Does not include 107,965 shares reserved for issuance under the Company’s Employee Stock Purchase Plan (“ESPP”). An aggregate of 81,768 shares of common stock was purchased under the ESPP in 2003.
(4)	See Note 6 to the consolidated financial statements in our 2003 Annual Report incorporated by reference in our 2003 Form 10-K filed with the SEC for additional information regarding stock-based compensation and benefit plans.

WATSCO, INC. COMMON STOCK PRICE PERFORMANCE

The following graph compares the cumulative total shareholder return of Watsco, Inc. common stock and Class B common stock, based on their market prices and assuming reimbursement of dividends, with (i) the S&P Small-Cap 600 Index, (ii) the AMEX Market Index and (iii) a Peer Group Index.

The Peer Group Index is comprised of the following publicly traded companies: Hughes Supply, Inc., Noland Company and ACR Group, Inc.

	1/1/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Watsco, Inc. common stock	100	70	70	87	101	142
Watsco, Inc. Class B common stock	100	70	71	90	106	149
Peer Group Index	100	75	64	111	101	180
S&P Small-Cap 600 Index	100	112	126	134	114	159
AMEX Market Index	100	113	115	106	88	107

The line graph assumes that $100 was invested on January 1, 1999 in our common stock and Class B common stock, Peer Group Index, the S&P Small-Cap 600 Index and the AMEX Market Index.

The closing price of our common stock and Class B common stock on December 31, 2003 was $22.73 and $23.00, respectively. As of the record date, the closing price of our common stock and Class B common stock was $28.50 each. The stock price performance of Watsco, Inc. common stock and Class B common stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

The Report of the Compensation Committee and the Report of the Audit Committee and the Performance Graph included in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange and American Stock Exchange have recently adopted changes to their corporate governance and listing requirements. We have adopted the requirements of the Sarbanes-Oxley Act, NYSE, AMEX and SEC rules as they relate to us. Our Corporate Governance Guidelines are included in Appendix C and are publicly available on our website at http://www.watsco.com.

EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT

We maintain an Employee Code of Business Ethics and Conduct that is applicable to all employees. Additionally, we maintain a Code of Conduct for Senior Executives that is applicable to members of our Board of Directors, executive officers and senior operating and financial personnel, including provisions applicable to our senior financial officers consistent with the Sarbanes-Oxley Act of 2002. These codes require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of the Company’s business. These codes are publicly available on our website at http://www.watsco.com. We intend to post on our website amendments to or waivers from our Code of Conduct for Senior Executives (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors). There were no amendments or waivers from our Code of Conduct for Senior Executives. Violations under either code of conduct must be reported to the Audit Committee. These materials may also be requested in print by writing to the Company’s Investor Relations Department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of certain agreements and transactions among related parties and us. It is our policy that any such agreements and transactions must be entered into in good faith and on fair and reasonable terms that are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. We believe that all agreements and transactions described below met that standard at the time they were effected.

On April 15, 2002, prior to the enactment of the Sarbanes-Oxley Act of 2002, we granted Mr. Logan, our Senior Vice President, a loan in the amount of $160,000. The loan bore interest at 5%, payable annually. The loan was approved by the Compensation Committee of our Board of Directors and was made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectibility. The loan was repaid, including accrued interest, in June 2003. We have complied with and will operate in a manner consistent with legislation enacted in July 2002 prohibiting extensions of credit in the form of a personal loan to or for our directors and executive officers.

Mr. Alvarez, a director, is the President and Chief Executive Officer of Greenberg Traurig (“Greenberg”), P.A., which serves as one of our outside legal counsels and receives customary fees for legal services. During 2003, we paid this firm $195,734 for services performed. We currently anticipate that this arrangement will continue.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and the schedules thereto, but excluding exhibits thereto, will be made available without charge to interested shareholders upon written request to us.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of Ernst & Young LLP, independent certified public accountants, has been our auditor since 2002 and has advised us that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries. The Audit Committee has determined that Ernst & Young LLP will be our independent public accountants for the fiscal year 2004. It is expected that representatives of such firm will (i) attend the annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our 2005 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by the Corporate Secretary no later than January 3, 2005. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to the Company no later than March 17, 2005, or such proposal will be considered untimely. If a shareholder proposal is received after March 17, 2005, we may vote in our discretion as to the proposal all of the shares for which the Company has received proxies for the 2005 annual meeting of the shareholders.

By Order of the Board of Directors

BARRY S. LOGAN, Secretary

Coconut Grove, Florida

April 29, 2004

Appendix A

WATSCO, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) shall communicate with the Board and provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to:

(1) integrity of the Company’s financial statements

(2) financial reporting processes

(3) systems of internal accounting and financial controls

(4) performance of the Company’s internal audit function and independent auditors

(5) independent auditor’s qualifications and independence

(6) compliance with ethics policies and legal and regulatory requirements

(7) preparation of an audit committee report to be included in the Company’s annual proxy statement

(8) annual performance evaluation of the audit committee.

In so doing, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, the internal auditors, Board of Directors and management of the Company.

DUTIES AND RESPONSIBILITIES

The Committee’s duties and responsibilities are as follows:

General

To provide oversight to the financial reporting function of the Company by:

1)	Influencing, as necessary, the overall tone for quality financial reporting, sound internal controls and ethical behavior.

2)	Overseeing the business risk management process that identifies, measures and prioritizes business and financial reporting risks and monitors the effectiveness of the control and risk management processes established to manage those risks.

3)	Involvement with all of the professionals (management along with the internal and independent auditors) responsible for financial reporting and internal control, actively reviewing and assessing the scope of their work and the quality of their performance.

4)	Engaging in meaningful discussions with the independent auditors and with management about the quality, not just acceptability, of financial reporting decisions and judgments.

5)	Exercising exclusive authority for selection, evaluation, retention compensation and oversight of the external auditor and presenting the basis for such conclusion to the Board.

6)	Overseeing the operation of the internal audit department.

7)	Overseeing the Company’s financial reporting process on behalf of the Board and reporting the results of their activities to the Board.

Specific

The Committee has the following specific responsibilities:

1.	Pre-approve all audit services (including comfort letters, consents, statutory audits, etc.). In addition, the Chairperson of the Committee or his designee must approve all clearly non-prohibited non-audit services before such services are begun. The Chairperson of the Committee or his designee shall present such decision to the Audit Committee at its next scheduled meeting. Prohibited non-audit services are as follows:

a) Financial information system design and implementation,

b) Bookkeeping,

c) Legal and expert services,

d) Internal audit outsourcing services,

e) Appraisal/valuation services,

f) Fairness opinions,

g) Actuarial services,

h) Human resources services, and

i) Management services.

2.	Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

3.	Discuss any relevant matters with the independent auditors.

4.	Resolve all disagreements between management and the external auditor regarding financial reporting.

5.	Establish and maintain procedures for addressing “whistleblower” complaints received by the Company as to possible accounting irregularities, fraud, internal controls and the audit process and the confidential anonymous submission by employees regarding questionable accounting or auditing matters.

6.	Discuss with management and the external auditors the Company’s assessment of the effectiveness of the Company’s internal control structure and procedures.

7.	Discuss with management and the external auditors, the Company’s policies with respect to risk assessment and risk management.

8.	Meet periodically with the Company’s “disclosure swat team,” if such a group is established.

9.	Establish and oversee the Company’s Code of Conduct for Senior Executives, including senior financial executives.

10.	Oversee the activities of the Company’s internal audit department.

11.	Prior to issuance, review and discuss earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.

12.	Review and approve in advance any related party transactions.

13.	Review and discuss the Company’s annual audited consolidated financial statements and quarterly consolidated financial statements and disclosures under management’s discussion and analysis of financial condition and results of operations with management and the independent auditors prior to the filing of the Company’s quarterly report on Form 10-Q. Also the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards (“GAAP”). The Chairperson of the Committee may represent the entire committee for the purpose of the review.

14.	Receive from the independent auditors at least annually in connection with the audit a written statement regarding relationships and services, which may affect objectivity and independence.

15.	At least quarterly receive from the independent auditors:

a)	An assessment of the critical accounting policies and practices used by the Company,

b)	All alternative treatments of financial information within GAAP that have been discussed with management (including the effect thereof and the treatment preferred by the independent auditor),

c)	A description of any disagreements between management and the independent auditor and

d)	Any other material written communications between management and the external auditor (i.e. management letters and schedules of unadjusted differences).

16.	Receive from the CEO and CFO a certification as to any significant deficiencies or material weaknesses in the Company’s internal controls and with respect to any possible internal fraud or accounting irregularities.

17.	Receive from the external auditors their attestation to the management internal control assessment.

18.	Receive and review from the external auditors any matter raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

19.	Receive corporate attorney’s reports, if any, of evidence of a material violation of securities laws or breaches of fiduciary duty.

20.	Prepare the report to be included in the Company’s annual proxy statement, as required by SEC regulations.

21.	Perform an evaluation of the Committee’s performance at least annually to determine whether it is functioning effectively.

22.	Review the Audit Committee Charter at least annually and renew approval by the Board of Directors.

23.	Set clear hiring policies for employees or former employees of the independent auditors.

24.	Report regularly to the Board of Directors.

25.	Maintain independence in compliance with the Company’s Corporate Governance Guidelines, NYSE and AMEX requirements, SEC rules and other laws and regulations.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties, and obtain such funding from the Company in the execution of its duties.

ACCOUNTABILITY

The Committee shall assure that the independent auditors are aware that they are ultimately responsible to the Audit Committee.

STRUCTURE & MEMBER REQUIREMENTS

The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall each have been determined by the Board to be “independent” under the rules of the NYSE and AMEX and under Section 301 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Board shall also determine that each member is “financially literate” and that at least one member has “accounting or related financial management expertise,” in each case as such qualifications are defined by the NYSE, and whether any member of the Committee is an “audit committee financial expert” as defined by the SEC.

The Committee shall not have any member serve on the audit committee of more than three public corporations, including the Company, unless the Board of Directors:

(i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and

(ii) discloses such determination in the annual proxy statement.

PROCESS

The Committee shall carry out its responsibilities by use of both the internal audit department of the Company and the Company’s independent auditors to determine both the adequacy of the Company’s internal control systems and the internal control environment at the Company including its various subsidiaries. It is recognized that because this is a continuing process, the Committee cannot meet each time a decision must be made in dealing with the internal or independent auditors or management. The authority to make such decisions is, therefore, delegated to the Chairperson of the Committee. It shall be the Chairperson’s responsibility to at all times involve the other members of the Committee in any actions he or she deems material. The Chairperson shall either promptly mail (or e-mail) to the other committee members a description of all actions he takes between meetings or shall at the meeting following any action he has taken independently between meetings, fully bring all other members up to date. The Chairperson shall make no decisions on matters which he believes are material matters without the concurrence of the vice-chairperson, if one has been appointed. The full Committee shall meet as needed, by telephone or in person, but at least four times per year.

Those members of the Committee attending a previously scheduled meeting of the Committee shall constitute the Committee for purposes of conducting Committee business.

DOCUMENT REVIEW

The members of the Committee shall review all SEC, NYSE or AMEX filings containing financial statements or financial information before such documents are filed.

DOCUMENT RETENTION

The Chairperson of the Committee shall retain one copy of all documents for six years.

Approved by the Board 4/26/04

Appendix B

WATSCO, INC.

COMPENSATION COMMITTEE CHARTER

The Compensation Committee is the arm of the Board of Directors which has been delegated the Board’s responsibility to the shareholders to determine a fair and just compensation (short, intermediate and long-term) for the Company’s CEO and its principal executive officers.

SCOPE OF RESPONSIBILITY

The Compensation Committee’s responsibilities are as follows:

General—

1.	To fairly and justly determine short, intermediate and long-term compensation for the CEO and the principal executive officers (Executive Vice President (“EVP”), Senior Vice President (“SVP”) and Chief Financial Officer (“CFO”)).

2.	The Compensation Committee shall constantly re-evaluate its executive compensation practices to assure the fairness, relevance, support of the strategic goals of the Company and contribution to the creation of long-term shareholder value.

3.	Such compensation should take into consideration that Watsco attempts to secure and retain the services of above average personnel.

4.	Overall compensation shall be based upon three components – base salary, annual or intermediate incentives and long-term compensation. Each component is intended as an important piece of an overall compensation package.

5.	A significant portion of the executives’ total compensation shall be through incentive and other forms of longer-term compensation linked to Company performance and the creation of shareholder value.

6.	The Committee shall have authority in connection with the administration of all plans of the Company under which common shares or other equity securities of the Company may be issued. The Compensation Committee may also delegate to the CEO the authority to grant options and make awards of shares under the Company’s stock plans to employees, excluding the principal executive officers, which grants must be approved by the Compensation Committee.

Specific—

The Compensation Committee is responsible each year to:

1.	By March 30 determine with the CEO his base salary and incentive compensation for that year so that such compensation will qualify under IRS Section 162(m).

2.	Review and approve, in advance, any changes to the compensation of the principal executive officers (EVP, SVP, CFO).

3.	Produce a compensation committee report on executive compensation as required by the SEC to be included on Form 10-K filed with the SEC.

B-1

4.	Document a performance evaluation of the committee.

5.	Report to the Board.

STRUCTURE

The Compensation Committee shall be made up of not less than two Watsco directors appointed annually by the Watsco Board of Directors. The Watsco Board of Directors shall appoint the chairperson of the Compensation Committee.

The Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or executive officer compensation and shall have the authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee may form and delegate authority to subcommittees when appropriate, provided any action taken by a subcommittee is subsequently reported to the Committee and ratified.

PROCESS

The Compensation Committee shall carry out its responsibilities primarily through its chairperson who shall formulate a fair and equitable compensation proposal for the CEO, review that proposal with the other committee members and the CEO of the Company and obtain the CEO’s agreement as to his compensation for the year.

For the compensation of the EVP, SVP and the CFO, the chairperson of the Compensation Committee shall discuss with the CEO the performance of the three individuals (EVP, SVP and CFO) and approve their compensation packages after discussion and agreement with the other member of the Compensation Committee. Such compensation packages shall consider short, intermediate and long-term incentives.

The Compensation Committee will issue a certificate to the Company each year computing the amount of incentive compensation earned by the CEO during the prior year so that such compensation can be paid under Section 162(m) of the Internal Revenue Code of 1986.

The Compensation Committee will meet as needed, either in person or by phone, but at least twice per year.

MEMBERSHIP REQUIREMENTS

The Committee shall be composed of not less than two (2) independent Directors. Each member shall be an outside director, independent of management, consistent with applicable rules and regulations of the SEC, NYSE and AMEX.

B-2

Appendix C

WATSCO, INC.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of Watsco, Inc. (the “Company”) has adopted these corporate governance guidelines to promote the effective functioning of the Board and its committees, to promote the interests of stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions.

Selection of Directors. The Nominating & Strategy Committee is responsible for identifying, screening, and recommending candidates to the Board. The Board is responsible for nominating candidates for election at the next meeting of shareholders and for filling vacancies that occur between annual meetings of shareholders based on the recommendation of the Nominating & Strategy Committee.

Board Membership Criteria. The Nominating & Strategy Committee is responsible for determining the appropriate skills and characteristics required of directors. The Nominating & Strategy Committee shall consider the following criteria in making its recommendations to the Board:

•	Judgment, character and knowledge useful to the oversight of the Company’s business;

•	Business or other relevant experience, including business-building skills and financial expertise;

•	Chemistry with other Board members that will build a Board that is effective, collegial and responsive to the needs of the Company.

Expectations for Directors. The Board has developed a number of specific expectations of directors to promote the efficient and effective conduct of the Board’s business. It is understood that the non-management directors are not full-time employees of the Company.

•	Commitment and Attendance. All directors should make every effort to attend meetings of the Shareholders, Board and the Committees of which they are members. Attendance by telephone may be used to facilitate a director’s attendance.

•	Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and significant business risks, to ensure active and effective participation as a Board member or as a member of the Committee on which he or she serves. Directors should also review the materials in advance of the meetings of the Board and its Committees to be prepared to discuss meeting topics.

•	Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interest possessed by a director. The Company has adopted a Code of Conduct for Senior Executives (the “Senior Executive Code”). Certain portions of the Senior Executive Code deal with activities of directors, particularly with respect to potential conflicts of interest, the taking of corporate opportunities for personal use, and transactions in the securities of the Company.

•	Confidentiality. Board and committee discussions shall be confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

Number of Independent Directors on Board. A majority of the Board shall be independent.

Determination of Director Independence. The Board of Directors reviews the status of each director and determines whether directors meet independence requirements. To assist the directors in making determinations of director independence, the Board has adopted a definition of director independence which is included at the end of these guidelines.

Director Compensation. Non-employee directors receive compensation for their board service. Employee directors do not receive compensation for their board service. The Nominating & Strategy Committee reviews directors’ remuneration and recommends any changes to the Board.

Board and Committee Meetings. There are four regularly scheduled Board meetings each year; additional meetings may be held as needed. The Chairman presents an agenda at the beginning of each meeting and additional agenda items may be added as needed. Committees prepare their own calendar of meetings and agendas. Materials for Board and committee meetings are distributed in advance to the extent reasonably possible.

Committees. The Board has three standing committees: Nominating & Strategy, Audit and Compensation. Only independent directors may serve on the Audit and Compensation Committees.

Executive Sessions. The non-management directors shall meet in executive session regularly. Paul Manley and Cesar Alvarez shall rotate as the presiding directors for executive sessions of the non-management directors.

Director Access to Management. All directors shall be free to contact the CEO at any time to discuss any aspect of the Company’s business and shall also have access to other members of the Company’s senior management. Such members of senior management who are not Board members, as well as the leadership of the Company’s subsidiaries, may be invited to attend Board and committee meetings to participate and to provide a greater understanding of the Company’s activities.

Director Access to Independent Advisors. The Audit Committee confers with the Board regarding the retention of, and meets regularly with, the Company’s outside auditors, and is responsible for the appointment, compensation, retention and oversight of the work of the Company’s outside auditors and approves any significant audit or non-audit work by the Company’s outside auditors. The Chairperson of each committee has the sole authority to retain consultants or other experts to provide them advice.

Director Orientation & Education. The Chairman of the Board shall provide orientation and education for directors, either individually or in group settings, which may include discussions of company history, strategies, opportunities and the like. Such discussions may be conducted at the Company or by travel in formal, informal or social settings (with or without spouses). Such orientation and education may also include members of senior management or with others who have business relationships with the Company.

Evaluations. The Board shall evaluate its performance annually, led by the Nominating & Strategy Committee. Each committee evaluates its performance annually and reviews the results of its evaluation with the full Board.

Management Succession. The Board will maintain succession planning policies and principles for CEO selection and performance review, as well as policies in the event of the CEO’s retirement or should something unexpectedly occur that prevents him from fulfilling his duties.

Guidelines for Determining Director Independence

A director will be considered independent only if the Board has affirmatively determined that the director has no material relationship with the Company that would impair his or her independent judgment. The Board will review factors affecting independence at the time a director is proposed for election or re-election. In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company and the Board will apply the following guidelines:

A director will be deemed not to be independent by the Board of Directors if the Board finds that:

(a) a director is employed by the Company or a director’s immediate family member is employed by the Company as an executive officer;

(b) a director or a director’s immediate family member receives more than $60,000 per year in compensation from the Company, other than director and committee fees, pension or other forms of deferred compensation that is for prior service and not contingent upon continued service, compensation for former service as an interim Chairman or CEO, or compensation received by an immediate family member for service as an employee below the level of executive officer;

(c) a director or a director’s immediate family member, who serves in a professional capacity, is affiliated with or employed by or as one of the Company’s current or previous internal or external auditors;

(d) a director or a director’s immediate family member is employed as an executive officer by another entity whose compensation committee includes any executive of the Company;

(e) a director is currently employed, or a director’s immediate family member is currently employed as an executive officer, by an entity (other than a charity) that makes payments to, or receives payments from, the Company for goods or services in an amount that exceeds, in a single fiscal year, the greater of $200,000 or two percent of that entity’s consolidated gross revenues; or

(f) any of the situations described in (a), (b), (c), (d) or (e) above existed within the past three years.

Additionally, the Company will disclose in its Annual Proxy Statement any charitable contributions to any charitable organization in which a director serves as an executive officer, if within the preceding three years, contributions, excluding matching gifts, in a single fiscal year exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues, and, in such case, the Board will consider the materiality of such contributions.

A director will be deemed not to be independent by the Board of Directors if the Board finds that a Director has material business arrangements with the Company which would jeopardize the Director’s judgment. The Board will review for materiality all business arrangements between the Company and the Director and all business arrangements between the Company and an entity for which the Director serves as an officer or general partner or owns more than five percent. Arrangements are not material and not likely to jeopardize the Director’s judgment, and thereby his/her independence, if:

(a) the arrangements are usually and customarily offered to customers by the Company;

(b) the arrangements are offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers under similar circumstances;

(c) in the event that (i) a proposed arrangement were not made or (ii) an existing arrangement were terminated in the normal course of business, that action would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient.

In applying the factors listed in (a) through (c) above, the Board will consider such other factors as it may deem necessary to arrive at sound determinations as to the independence of each Director, and such factors may override the conclusions of independence or non-independence that would be reached simply by applying the guidelines. In such cases, the basis for independence determinations will be disclosed in the Company’s Annual Proxy Statement.

The Board of Directors of the Company have adopted these guidelines for determining the independence of directors; the guidelines are consistent with Securities and Exchange Commission rules implementing the Sarbanes-Oxley Act of 2002 and with NYSE and AMEX listing standards. The Board has determined that a substantial majority of the directors is independent and that all of the directors serving on the Audit and Compensation Committee are independent.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR COMMON STOCK

2004 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON

BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders of the Company to be held at the Wyndham Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida, 33133 on Tuesday, June 1, 2004, at 9:30 a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1) FOR ☐	WITHHOLD VOTE ☐	To elect Frederick H. Joseph as a common stock director to serve until the annual meeting of shareholders in 2005 or until his successor is duly elected and qualified.

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2004 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 29, 2004.

Date: , 2004

Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable. No postage is required if mailed within the United States.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2004 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON

BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders of the Company to be held at the Wyndham Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida, 33133 on Tuesday, June 1, 2004, at 9:30 a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1) FOR ☐	WITHHOLD VOTE ☐	To elect Bob L. Moss as a Class B common stock director to serve until the annual meeting of shareholders in 2005, to elect George P. Sape as a Class B common stock director to serve until the annual meeting of shareholders in 2006, and to elect Cesar L. Alvarez and Albert H. Nahmad as Class B common stock directors until the annual meeting of shareholders in 2007 or until their successors are duly elected and qualified, except vote withheld from the following nominee(s) (if any).

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2004 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 29, 2004.

Date: , 2004

Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable. No postage is required if mailed within the United States.